Exhibit 10.2

MEDICINE MAN TECHNOLOGIES, INC.

February 26, 2021

CRW Capital Cann Holdings, LLC

4740 W. Mockingbird Lane

PO Box #195579

Dallas, TX 75209

Ladies and Gentlemen:

This letter agreement (this “Agreement”) will confirm our agreement that pursuant to and effective upon the closing of your purchase (the “Purchase”) of up to 30,000 shares of Series A Preferred Stock of Medicine Man Technologies, Inc. (the “Company”), CRW Capital Cann Holdings, LLC (the “Investor”) shall be entitled to the contractual rights set forth below, in addition to the rights specifically set forth in the Securities Purchase Agreement dated as of the date hereof by and between the Company and the Investor (the “Purchase Agreement”) and the Certificate of Designation of the Company that is referenced in the Purchase Agreement (the “Certificate of Designation”). The offering of the Series A Preferred Stock of the Company contemplated by the Purchase Agreement and the Confidential PPM (as defined in the Purchase Agreement) is sometimes referred to herein as the “Offering.” Capitalized terms that are used but not defined herein shall have the meaning given to them in the Purchase Agreement or, if applicable, the Certificate of Designation.

1.               Board Nomination Rights.

(a)             The Company shall take all actions to ensure that from and after the Closing and for so long as the Investor meets the Ownership Threshold (as defined below) as of the date of determination, the Company shall use its best efforts to appoint one individual designated by the Investor (an “Investor Designee”) to the board of directors of the Company (the “Board”). The Investor’s initial Investor Designee shall be Jeff Cozad (the “Initial Designee”). Following the Closing, the Company shall use its best efforts to cause the appointment to the Board of the Initial Designee and thereafter, for so long as the Investor’s Board nomination right under this Section 1 continues, the Company will use its best efforts to cause the Investor Designee to be elected to the Board (including recommending that the Company’s stockholders vote in favor of the election of such designee, soliciting proxies and contesting any proxy contest and otherwise supporting such designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees); provided that if the Investor determines to designate a different individual (“Replacement Designee”) as the Investor Designee, such obligation shall instead apply to the Replacement Designee. If the Investor Designee ceases to be a director of the Company, the Company shall use its best efforts to cause the appointment to the Board of a Replacement Designee nominated by the Investor to fill the vacancy and thereafter the Company will use its best efforts to cause the election of such an individual to the Board, subject to the same conditions and limitations as set forth in the foregoing sentence. During such time as the Investor Designee is a member of the Board, the Investor Designee shall be entitled to the same level of compensation, directors’ and officers’ indemnity insurance coverage and indemnity and exculpation protection (including under any indemnification agreement) as the other independent members of the Board. For purposes hereof, “Ownership Threshold” means that the Investor owns, in the aggregate, at least $15,000,000 of Preferred Stock, on an as-converted to Common Stock basis, as of any date of determination, based on the 30-Day Trailing VWAP (as defined below); provided, however, that the Ownership Threshold shall automatically be deemed to be satisfied at any time the Investor holds at least 15,000 (as such amount may be adjusted for stock splits, subdivisions, combinations and the like) shares of Preferred Stock. For purposes hereof, “30-Day Trailing VWAP” means, as of any date of determination, the volume-weighted average price per share of Common Stock on the exchange on which the Common Stock is then traded during the regular trading session (and excluding pre-market and after-hours trading) over the thirty (30) consecutive trading days prior to and including such determination date.

(b)             For so long as the Investor is entitled to designate an Investor Designee for election to the Board under this letter agreement, each committee of the Board shall include the Investor Designee as a member or, if the Investor so elects, as an observer; provided, however, that if the Investor Designee is not eligible for membership on any given committee of the Board under then applicable listing and corporate governance standards of a trading exchange or any Applicable Law, then such committee shall include the Investor Designee as an observer only; provided, further, that the Company shall exercise all authority under Applicable Law to permit the inclusion of the Investor Designee on such committee, including, without limitation, by causing an increase in the number of directors on such committee.

(c)             The Investor Designee shall take all action reasonably requested by the Company, at the Company’s cost and expense, to comply with applicable state cannabis laws and regulations, including, without limitation, making all requisite filings under such laws and regulations as and when requested by the Company and the Investor Designee shall, at the Company’s cost and expense, reasonably cooperate with the Company with respect to any report, filing, notification or other communication with or to any state governmental authority related to the Company’s licenses, approvals, consents or obligations under state cannabis laws and regulations related to such Investor Designee’s capacity as a director of the Company, including, without limitation, any investigation or inquiry by a state governmental authority related to any of the foregoing. If the Investor Designee is determined to be unsuitable or disqualified to serve on the Board by a state governmental authority, including, without limitation, the Colorado Marijuana Enforcement Division, such Investor Designee shall immediately resign from the Board and the Investor shall be entitled to appoint a Replacement Designee in accordance with the provisions of Section 1(a) above.

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2.               For so long as the Investor is entitled to designate an Investor Designee for election to the Board under this letter agreement, the Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that the Investor may be excluded from access to any information or facilities if the Company determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons; provided, however, that if any of the foregoing information constitutes or contains material, non-public information, the Company shall provide the Investor a statement asking whether the Investor is willing to accept material non-public information and provide such information to the Investor solely if the Investor consents to receive such information.

3.               For so long as the Investor is entitled to designate an Investor Designee for election to the Board under this letter agreement, if the Investor is not represented on the Board, the Company shall, concurrently with delivery to the Board, give a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons; provided, however, that if any of the foregoing material constitutes or contains material, non-public information, the Company shall provide the Investor a statement asking whether the Investor is willing to accept material non-public information and provide such information to the Investor solely if the Investor consents to receive such information. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to the Investor’s concerns regarding significant business issues facing the Company.

4.               If, on or after the Closing, the Company issues any rights or benefits containing provisions (including, without limitation, any of the terms of pricing, conversion price, exercise price, anti-dilution, liquidation, distributions, and registration rights) that are more favorable than those set forth in the Purchase Agreement and Certificate of Designation to any other holder of the Preferred Stock issued in the Offering who acquires an amount of Preferred Stock that is less than or equal to the amount of Preferred Stock acquired by the Investor pursuant to the Purchase Agreement, the Company will make such provisions (or any more favorable portion thereof) available to the Investor and will use best efforts to enter into amendments necessary to confer such rights on the Investor.

5.               Right to Participate.

(a)             From and after the Closing and for so long as the Investor meets the Ownership Threshold, the Company will not, directly or indirectly, issue, sell or grant any securities or options to purchase any of its securities (any such issuance, sale or grant being referred to as a “Placement”), unless the Company shall have first complied with this Section 5.

(b)             At least five Trading Days prior to any proposed or intended Placement, the Company shall deliver to the Investor a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (ii) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Investor that it is entitled to receive an Offer Notice with respect to such Placement upon its written request. Upon the written request of the Investor within three Trading Days after the Company’s delivery to the Investor of such Pre-Notice, and only upon a written request by the Investor, the Company shall promptly, but no later than one Trading Day after such request, deliver to the Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance, sale or grant (the "Offer") of the securities being offered (the “Offered Securities”) in a Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or granted, and the number or amount of the Offered Securities to be issued, sold or granted, (C) identify the Persons (if known) to which or with which the Offered Securities are to be issued, sold or granted and (D) offer to issue and sell to the Investor in accordance with the terms of the Offer the Investor’s pro rata portion of the Offered Securities, provided that the number of Offered Securities which the Investor shall have the right to subscribe for under this Section 5 shall be equal to a percentage of the Offered Securities determined as follows: the number of shares of Preferred Stock beneficially held by the Investor on the date of the Offer Notice on an as-converted to Common Stock basis shall be divided by the total number of shares of Common Stock outstanding on the date of the Offer Notice on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for Common Stock at the time of determination).

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(c)             To accept an Offer, the Investor must deliver a written notice to the Company prior to the end of the fifth Trading Day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth whether the Investor elects to purchase all or none (but not some) of the Offered Securities the Investor is eligible to purchase pursuant to this Section 5 (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Investor a new Offer Notice and the Offer Period shall expire on the fifth Trading Day after the Investor’s receipt of such new Offer Notice.

(d)             The Company shall have ten Trading Days from the expiration of the Offer Period above to issue, sell or grant all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”) pursuant to a definitive agreement(s), but only upon terms and conditions that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

(e)             Upon the closing of the issuance, sale or grant of the Offered Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in its Notice of Acceptance. Any Offered Securities not acquired by the Investor or other Persons in accordance with this Section 5 may not be issued or sold until they are again offered to the Investor under the procedures specified in this Section 5.

(f)              Notwithstanding anything to the contrary in this Section 5 and unless otherwise agreed to in writing by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Investor will not be in possession of any material, non-public information, by the fifth Trading Day following delivery of the Offer Notice. If by such fifth Trading Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue a transaction with respect to the Offered Securities which had been deemed to have been abandoned pursuant to the preceding sentence, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 5.

(g)             The participation rights contained in this Section 5 shall not apply to (i) securities issued to any employee, officer, director or consultant pursuant to any incentive equity plan that has been approved by the Board, (ii) any securities issued upon exercise, conversion or exchange of securities issued pursuant to clause (i) of this Section 5(g), (iii) any securities issues upon exercise, conversion or exchange of any securities that are outstanding on the Original Issue Date; provided, that any issuance of securities upon exercise, conversion or exchange of any securities that are outstanding on the Original Issue Date is made pursuant to the terms of such securities in effect on the Original Issue Date and such securities are not amended, modified or changed on or after the Original Issue Date in any manner that materially and adversely affects the Investor, (iv) securities issued by the Company in connection with acquisitions, joint ventures or debt financing of the Company, (v) any proportional subdivision of Common Stock or Preferred Stock (including any dividend or stock split), any combination of Common Stock or Preferred Stock or any other proportional recapitalization, or (vi) any securities issued as a dividend or other distribution made on the Preferred Stock or otherwise on a pro rata basis to all stockholders of the Company.

6.               From and after the Closing and for so long as the Investor meets the Ownership Threshold, the Company shall not issue any Senior Securities without the written consent of the Investor, which the Investor may grant or withhold in its sole discretion.

7.               The Company shall pay the Investor a monitoring fee equal to $150,000, which such monitoring fee shall be paid in monthly installments of $10,000 commencing on the date of the Closing.

8.               This Agreement and the rights, privileges and obligations herein are personal to the Investor and may not be assigned, transferred, subcontracted or delegated (in whole or in part) by the Investor, including by operation of law, without the prior written consent of the Company to any Person other than an Affiliate of the Investor.

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9.               Unless earlier terminated pursuant to the terms hereof, this Agreement and the rights described herein shall terminate and be of no further force or effect upon the earlier of: (a) such time as no shares of the Company’s stock are held by the Investor; (b) the Listing Event; or (c) completion of a Change of Control Transaction; provided, however, that this Agreement and the rights described herein shall not terminate solely as a result of the Common Stock ceasing to be listed on any Trading Market but, for the avoidance of doubt, this Agreement and the rights described herein shall terminate if any other element of the definition of Change of Control Transaction set forth in the Certificate of Designation (i.e., clause (a), (b) or (c) of such definition) occurs.

The parties acknowledge and agree that this Agreement is a Transaction Document as such term is defined under the Purchase Agreement and the provisions of Section 7 of the Purchase Agreement are incorporated herein by reference and shall apply hereto mutatis mutandis.

[Signature Page Follows]

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Very truly yours,	Agreed and Accepted:

CRW CAPITAL CANN HOLDINGS, LLC	MEDICINE MAN TECHNOLOGIES, INC.

By:/s/ Jeff Cozad	By:/s/ Justin Dye
Name:Jeff Cozad	Name:Justin Dye
Title:President	Title:CEO

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